Exhibit 99.B(m)(9)(i)

AMENDED SCHEDULE A

with respect to the

SHAREHOLDER SERVICES PLAN

for

ING EQUITY TRUST

ING Financial Services Fund
ING MidCap Opportunities Fund
ING Real Estate Fund
ING Value Choice Fund